Exhibit 23.4

September 26, 2019

Fangdd Network Group Ltd. (the “Company”)

Registered Office:

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on or about October 8, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Weiru Chen Name: Weiru Chen